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                                                                 EXHIBIT 9


                                                  THE     [LOGO]
                                                  HARTFORD




April 10, 1997                                    Lynda Godkin
                                                  General Counsel & Secretary
                                                  Law Department
Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  HARTFORD LIFE INSURANCE COMPANY
     ICMG SECULAR TRUST SEPARATE ACCOUNT
     FILE NO. 33-59069

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company ICMG Secular Trust Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of group flexible premium deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

                                             Hartford Life Insurance Companies
                                             200 Hopmeadow Street
                                             Simsbury, CT 06089
                                             860 843 3153
                                             860 843 8665 Fax

                                             Mailing Address:
                                             P.O. Box 2999
                                             Hartford, CT 06104-2999

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Board of Directors
Hartford Life Insurance Company
April 10, 1997

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4.   The Contracts, when issued as contemplated by the Form N-4
     Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin